UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – October 26, 2010
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices) (Zip Code)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Mace Security International, Inc. (the “Company”) and Louis D. Paolino, Jr. have settled the various legal actions they had filed against each other.  The settlement was entered into on October 26, 2010.  As part of the settlement, the Company paid Mr. Paolino $2,300,000 on November 1, 2010 and has agreed to pay Mr. Paolino an additional $2,310,000 on or before December 31, 2010 (the“Second Payment”).  The Company and Mr. Paolino have agreed to stay all legal actions through December 31, 2010 and, once the Second Payment is made, all legal actions will be dismissed with prejudice and mutual releases between the Company and Mr. Paolino will become effective.  The Company has provided Mr. Paolino with collateral security for the Second Payment in the form of a first mortgage lien on one of the Company’s Texas car washes and a security interest in the assets of the Company’s personal defense spray business.

As previously disclosed in the Company's filings under the Securities Exchange Act of 1934, as amended, an arbitration panel of the American Arbitration Association awarded Mr. Paolino the sum of $4,148,912 as damages and a supplemental award of $738,835.02 for legal fees in connection with various claims filed by Mr. Paolino in connection with the Company’s termination of Mr. Paolino as the Company’s Chief Executive Officer on May 20, 2008 (the “Arbitration Awards”).  As of the quarter ended March 31, 2010, the Company recorded an accrual of $4,500,000 million for the payment of the Arbitration Awards, increased to $4,600,000 in the quarter ended June 30, 2010.  On October 8, 2010, the Court of Common Pleas of Philadelphia County (“State Court”) entered an order confirming the $4,148,912 arbitration award and entered a judgment of $4,148,912 against the Company (the“Judgment”).  The State Court also ruled that Mr. Paolino has until December 8, 2010 to exercise 1,769,682 stock options which were cancelled by the Company upon Mr. Paolino's termination.  Any stock options not exercised by Mr. Paolino by December 8, 2010 will expire and be null and void.

The Settlement Agreement is a settlement of all the legal actions between the Company and Mr. Paolino, including: (i) the Judgment; (ii) the Arbitration Awards; (iii) the Motions filed by Mr. Paolino to confirm the Arbitration Awards; (iv) the Motion filed by the Company to vacate the Arbitration Awards; (v) the Complaint filed by Mr. Paolino on June 12, 2008 with the United States Department of Labor, Occupational Safety and Health Administration asserting that the Company committed a violation of Section 1514A of the Sarbanes-Oxley Act of 2002 when the Company terminated Mr. Paolino; (vi) the action filed by Mr. Paolino in the Court of Chancery for the State of Delaware against the Company, seeking a declaration that Mr. Paolino is entitled to indemnification against and advancement of all expenses incurred by Mr. Paolino in connection with the arbitration action he had filed; and (vii) a Complaint filed by Mr. Paolino in the Superior Court of the State of Delaware, New Castle County asserting claims against three of the directors of the Company, John C. Mallon, Dennis Raefield and Gerald LaFlamme.

The Company is currently engaged in selling certain assets to make the Second Payment of $2,310,000 to Mr. Paolino and is exploring the possibility of raising capital through a private sale of its securities for additional working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 1, 2010		Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

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